           BlackRock Global Allocation Fund, Inc. (the "Registrant")
           ---------------------------------------------------------

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Articles Supplementary to Articles of Incorporation Increasing the Authorized Capital Stock of the Corporation, dated August 7, 2012, and filed with the State Department of Assessments and Taxation of the State of Maryland.

                                                                EXHIBIT 77Q1(A)

                    BLACKROCK GLOBAL ALLOCATION FUND, INC.

              ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
          INCREASING THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION

   BLACKROCK GLOBAL ALLOCATION FUND, INC. (hereinafter referred to as the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

   FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue Eight Billion (8,000,000,000) shares of capital stock as follows:

                                           Number of Authorized Shares
         Classes                           ---------------------------
         Investor A Common Stock                  2,000,000,000
         Investor B Common Stock                  1,500,000,000
         Investor C Common Stock                  1,500,000,000
         Institutional Common Stock               1,000,000,000
         Class R Common Stock                     2,000,000,000
                                                  -------------
                       Total:                     8,000,000,000

   All shares of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Eight Hundred Million Dollars ($800,000,000).

   SECOND: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to the authority contained in the Corporation's charter, the Board of Directors of the Corporation hereby increases the total number of authorized shares of capital stock of the Corporation by One Billion Five Hundred Million (1,500,000,000) shares.

   THIRD: After the increase in the number of authorized shares of capital stock of the Corporation, the Corporation will have the authority to issue Nine Billion Five Hundred Million (9,500,000,000) shares of capital stock designated as follows:

                                           Number of Authorized Shares
         Classes                           ---------------------------
         Investor A Common Stock                  2,000,000,000
         Investor B Common Stock                  1,500,000,000
         Investor C Common Stock                  2,000,000,000
         Institutional Common Stock               2,000,000,000
         Class R Common Stock                     2,000,000,000
                                                  -------------
                       Total:                     9,500,000,000

   After this increase, all shares of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Nine Hundred Fifty Million Dollars ($950,000,000).

                                     - 2 -

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   FOURTH: All of the shares of the Corporation's capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation's charter.

   IN WITNESS WHEREOF, BLACKROCK GLOBAL ALLOCATION FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed and attested by its Secretary on August 7, 2012.

                                    BLACKROCK GLOBAL ALLOCATION FUND, INC.

                                    By:  /s/ John M. Perlowski
                                         ---------------------------------------
                                         John M. Perlowski
                                         President and Chief Executive Officer

ATTEST:

/s/ Ben Archibald
---------------------------------------
Ben Archibald
Secretary

   The undersigned, President and Chief Executive Officer of BLACKROCK GLOBAL ALLOCATION FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: August 7, 2012                    /s/ John M. Perlowski
                                         -----------------------------------------------
                                         John M. Perlowski
                                         President and Chief Executive Officer

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